                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_

                              -------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                               36-0899825
                                                          (I.R.S. employer
                                                       identification number)

   One First National Plaza, Chicago, Illinois                 60670-0126
    (Address of principal executive offices)                   (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
             Att: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                              -------------------

                             McKesson Corporation
              (Exact name of obligor as specified in its charter)

          Delaware                                             94-3207296
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification number)

             McKesson Plaza
             One Post Street
        San Francisco, California                                 94104
(Address of principal executive offices)                       (Zip Code)


6.60% Exchange Notes due March 1, 2000, 6 7/8% Exchange Notes due March 1, 2002
                and 7.65% Exchange Debentures due March 1, 2027
                                Debt Securities
                        (Title of Indenture Securities)

Item 1.     General Information. Furnish the following
            -------------------
            information as to the trustee:

            (a)     Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)     Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations With the Obligor. If the obligor
            -----------------------------
            is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits. List below all exhibits filed as a
            ----------------
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not applicable.

            9.  Not applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of June, 1997.


                                The First National Bank of Chicago,
                                Trustee

                                By   /s/ Richard D. Manella
                                  -----------------------------------
                                    Richard D. Manella
                                    Vice President and Senior Counsel



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                  EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                 June 30, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between McKesson Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,


                                        The First National Bank of Chicago

                                        By   /s/ Richard D. Manella
                                          -----------------------------------
                                            Richard D. Manella
                                            Vice President

                                  EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago    Call Date: 03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                       Page RC-1
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                                                                               C400
                                                                    Dollar Amounts in                         -------
                                                                        Thousands             RCFD            BIL MIL THOU
                                                                        ---------             ----            ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).......                           0081             3,871,170        1.a.
    b. Interest-bearing balances(2)................................                           0071             6,498,314        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...                           1754                     0        2.a.
    b. Available-for-sale securities (from Schedule RC-B,
       column D)...................................................                           1773             3,901,208        2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                    1350             4,612,975        3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
        RC-C)......................................................  RCFD 2122 23,345,201                                       4.a.
    b. LESS: Allowance for loan and lease losses...................  RCFD 3123    420,963                                       4.b.
    c. LESS: Allocated transfer risk reserve.......................  RCFD 3128          0                                       4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)........................                           2125            22,924,238       4.d
5.  Trading assets (from Schedule RD-D)............................                           3545             8,792,158        5.
6.  Premises and fixed assets (including capitalized leases).......                           2145               706,928        6.
7.  Other real estate owned (from Schedule RC-M)...................                           2150                 6,563        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).................................                           2130                61,551        8.
9.  Customers' liability  to this bank on acceptances outstanding..                           2155               488,866        9.
10. Intangible assets (from Schedule RC-M).........................                           2143                291,569      10.
11. Other assets (from Schedule RC-F)..............................                           2160              1,775,283      11.
12. Total assets (sum of items 1 through 11).......................                           2170             53,930,823      12.

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           The First National Bank of Chicago
                               Call Date: 03/31/97 ST-BK: 17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303     Page RC-2
City, State Zip:               Chicago, IL 60670
FDIC Certificate No.:          0/3/6/1/8
                               ---------

Schedule RC-Continued

                                                           Dollar Amounts in
                                                               Thousands                              Bil Mil Thou
                                                           -----------------                          ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns
       A and C from Schedule RC-E, part I)...............                           RCON 2200         21,550,056          13.a.
       (1) Noninterest-bearing(1)........................  RCON 6631  8,895,137                                           13.a.1
       (2) Interest-bearing..............................  RCON 6636 12,654,919                                           13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)....................................                           RCFN 2200         12,364,650          13.b.
       (1) Noninterest-bearing...........................  RCFN 6631    287,496                                           13.b.1
       (2) Interest-bearing..............................  RCFN 6636 12,077,154                                           13.b.2
14. Federal funds purchased and securities sold
    under agreements to repurchase:......................                           RCFD 2800          3,817,421          14
15. a. Demand notes issued to the U.S. Treasury..........                           RCON 2840             63,621          15.a.
    b. Trading Liabilities (from Schedule RC-D)..........                           RCFD 3548          5,872,831          15.b.
16. Other borrowed money:
    a. With original maturity of one year or less........                           RCFD 2332          2,607,549          16.a.
    b. With original maturity of more than one year......                           RCFD 2333            322,414          16.b.
17. Not applicable
18. Bank's liability on acceptance executed
    and outstanding......................................                           RCFD 2920            488,866          18.
19. Subordinated notes and debentures....................                           RCFD 3200          1,550,000          19.
20. Other liabilities (from Schedule RC-G)...............                           RCFD 2930          1,196,229          20.
21. Total liabilities (sum of items 13 through 20).......                           RCFD 2948         49,833,637          21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........                           RCFD 3838             0               23.
24. Common stock.........................................                           RCFD 3230            200,858          24.
25. Surplus (exclude all surplus related to
    preferred stock).....................................                           RCFD 3839          2,944,244          25.
26. a. Undivided profits and capital reserves............                           RCFD 3632            954,885          26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.....................                           RCFD 8434             (1,089)         26.b.
27. Cumulative foreign currency translation
    adjustments..........................................                           RCFD 3284             (1,712)         27.
28. Total equity capital (sum of items 23 through 27)....                           RCFD 3210          4,097,186          28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21,22, and 28)......                           RCFD 3300         53,930,823          29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number
   of the statement below that best describes
   the most comprehensive level of auditing work                                        Number
   performed for the bank by independent external                 **********************************
   auditors as of any date during 1996 ...........RCFD 6724 ....  *     2                          *                           M.1.
                                                                  **********************************

1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)
2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                     8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.